Rule 424(b)



                            LENNAR CORPORATION

               SUPPLEMENT TO FORM S-8 REGISTRATION STATEMENT

                            FILE NO. 333-39687





          The following are the Selling Security Holders at the date of this Supplement, the number of shares owned by each of them which were purchased by exercises of stock options, the number of shares which are the subject of stock options held by each of them, and the total number of shares they may sell using the Prospectus included in Registration Statement No. 333-39687:



                                              SHARES               SHARES SUBJECT             TOTAL SHARES
           SECURITY HOLDER                     OWNED                 TO OPTIONS             WHICH MAY BE SOLD
           Marshall Ames                      31,500                   83,500                   115,000
           Diane Bessette                                              40,000                    40,000
           Irving Bolotin                     31,500                   58,500                    90,000
	   Cory Boydston                       1,000                   83,333                    84,333
           Jonathan Jaffe                     13,500                  246,500                   260,000
           Sherman Kronick                    63,000                   29,412                    92,412
           Stuart Miller                                              482,000                   482,000
           Allan Pekor                                                110,292                   110,292
           Steven Saiontz                     35,000                                             35,000


November 17, 1997